Exhibit No. 12.1

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
                    UNIONBANCAL CORPORATION AND SUBSIDIARIES

    COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                           STOCK DIVIDEND REQUIREMENTS

                                                                           For the Years Ended December 31,
                                                                   -------------------------------------------------
(In millions, except ratios)                                         1997      1998       1999      2000       2001
--------------------------------------------------------------     -------   -------    -------   -------    -------
EXCLUDING  INTEREST  ON  DEPOSITS
Income before income taxes and effect of accounting
    changes ..................................................     $  650    $  672     $   656   $   661    $   715

Fixed Charges:
    Interest expense, excluding interest on deposits .........         206       212        228       252        156
    One third of rents, net income from subleases (A) ........          12        13         12        12         10
                                                                   -------   -------    -------   -------    -------
      Total fixed charges ....................................         218       225        240       264        166
                                                                   -------   -------    -------   -------    -------

Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest .......     $   868   $   897    $   896   $   925    $   881
                                                                   =======   =======    =======   =======    =======
Fixed charges, as above ......................................     $   218   $   225    $   240   $   264    $   166
Preferred stock dividends ....................................           8         -          -         -          -
                                                                   -------   -------    -------   -------    -------
Fixed charges including preferred stock dividends ............     $   226   $   225    $   240   $   264    $   166
                                                                   =======   =======    =======   =======    =======
Ratio of earnings to fixed charges and preferred stock
    dividend requirements ....................................        3.84      3.99       3.73      3.50       5.31
                                                                   =======   =======    =======   =======    =======
INCLUDING  INTEREST ON  DEPOSITS
Fixed charges including preferred stock dividends ............     $   226   $   225    $   240   $   264    $   166
Add:  Interest on deposits ...................................         596       555        518       665        515
                                                                   -------   -------    -------   -------    -------
Total fixed charges including preferred stock dividends and
    interest on deposits .....................................     $   822   $   780    $   758   $   929    $   681
                                                                   =======   =======    =======   =======    =======
Earnings before taxes, fixed charges, and effect of
    accounting changes, excluding capitalized interest, as
    above ....................................................     $   868   $   897    $   896   $   925    $   881
Add:  Interest on deposits ...................................         596       555        518       665        515
                                                                   -------   -------    -------   -------    -------
Total earnings before taxes, fixed charges, effect of
    accounting changes, and interest on deposits .............     $ 1,464   $ 1,452    $ 1,414   $ 1,590    $ 1,396
                                                                   =======   =======    =======   =======    =======
Ratio of earnings to fixed charges and preferred stock
    dividend requirements ....................................        1.78      1.86       1.87      1.71       2.05
                                                                   =======   =======    =======   =======    =======

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(A)  The proportion deemed representative of the interest factor.
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